Exhibit 16.1

                           [LETTERHEAD OF MARCUM LLP]



January 26, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Add-on Exchange, Inc. under Item 4.01 of its Form 8-K dated January 14, 2011. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Add-on Exchange, Inc. contained therein.

Very truly yours,


/s/ Marcum LLP
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